UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

New Residential Investment Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

NEW RESIDENTIAL INVESTMENT CORP.

April 17, 2015

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of New Residential Investment Corp. (the “Annual Meeting”) to be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, New York, on May 28, 2015, at 9:00 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to vote today by Internet, by telephone or by completing, signing and returning your proxy card in the envelope provided.

PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND BE ABLE TO VOTE AT THE ANNUAL MEETING: All Stockholders may vote in person at the Annual Meeting. In addition, any stockholder may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Annual Meeting: (1) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, (2) contact our Investor Relations department to obtain an admission card and present this admission card to the inspector of elections and (3) present an acceptable form of photo identification, such as a driver’s license or passport, to the inspector of elections.

Sincerely,

Wesley R. Edens
Chairman of the Board of Directors

NEW RESIDENTIAL INVESTMENT CORP.

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of New Residential Investment Corp.:

The annual meeting of stockholders of New Residential Investment Corp., a Delaware corporation, will be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, New York, on May 28, 2015, at 9:00 a.m., Eastern Time (the “Annual Meeting”). The matters to be considered and acted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect two Class II directors to serve until the 2018 annual meeting of stockholders or until their successors are elected and duly qualified;

(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2015; and

(iii)	any other business properly presented at the Annual Meeting.

Stockholders of record at the close of business on April 2, 2015 will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also now vote by telephone or by the Internet by following the instructions provided on the proxy card. Whether or not you plan to attend the Annual Meeting in person, please vote by one of these three methods. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary

1345 Avenue of the Americas

46th Floor

New York, New York 10105

April 17, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2015:

The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K

are available on the Investor Relations section of our website at

www.newresi.com.

2

i

NEW RESIDENTIAL INVESTMENT CORP.

1345 Avenue of the Americas, 46th Floor,

New York, New York 10105

PROXY STATEMENT

For the 2015 Annual Meeting of Stockholders to Be Held on May 28, 2015

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of New Residential Investment Corp., a Delaware corporation, for use at the Annual Meeting to be held on May 28, 2015 and any adjournments or postponements thereof. “We,” “our,” “us,” “the Company” and “New Residential” each refers to New Residential Investment Corp. The mailing address of our executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 17, 2015.

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Matters to be considered at the Annual Meeting

At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:

(i)	a proposal to elect two Class II directors to serve until the 2018 annual meeting of stockholders or until their successors are elected and duly qualified;

(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2015; and

(iii)	any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on April 2, 2015, and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled to Vote

As of April 2, 2015, there were outstanding and entitled to vote 141,434,905 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on April 2, 2015 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A stockholder list will be available for examination by New Residential stockholders at the Annual Meeting and at the office of the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, during ordinary business hours during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by the Company.

Street Name Holders. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials were forwarded to you by your bank or broker. The bank or broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your bank or broker on how to vote the shares held in your account. If you wish to attend the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker.

Required Vote

A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or if you hold your shares in your own name as holder of record and attend the Annual Meeting in person, your shares will be counted as present for the purpose of determining whether there is a quorum. Abstentions and broker “non-votes” (as described below) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

For the election of the nominees to our Board of Directors, the affirmative vote of a plurality of the votes of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is sufficient to elect the nominee if a quorum is present. For the approval of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to approve such matter.

Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the New York Stock Exchange (“NYSE”) rules from voting on a particular matter. Under NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who do not receive instructions are not entitled to vote on the election of directors, but they are entitled to vote on the ratification of the appointment of the independent registered public accounting firm.

A vote “withheld” from a director nominee or a broker non-vote on a director nominee will not affect the outcome of the election of directors. If you abstain from voting on the ratification of the appointment of the independent registered public accounting firm, your abstention will have the same effect as a vote cast against the ratification. Broker non-votes will not affect the outcome of the ratification.

If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

(i)	FOR the election of the nominees to our Board of Directors;

(ii)	FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(iii)	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

Voting

Stockholders of Record. If you are a stockholder of record, you may instruct the proxies to vote your shares by telephone, by the Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.

Street Name Holders. If you are a street name holder, you will receive instructions from your bank or broker that you must follow to be able to attend the Annual Meeting or to have your shares voted at the Annual Meeting.

Right to Revoke Proxy

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Cameron D. MacDougall, at New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105;

•	sign, date and mail a new proxy card to our Secretary;

•	dial the number provided on the proxy card and vote again;

•	log onto the Internet site provided on the proxy card and vote again; or

•	attend the Annual Meeting and vote your shares in person.

Street Name Holders. If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

A copy of our Annual Report on Form 10-K for our most recently completed fiscal year has been filed with the Securities and Exchange Commission (the “SEC”) will be mailed to stockholders entitled to vote at the Annual Meeting who have elected to receive a hard copy of the proxy materials and is also available without charge to stockholders upon written request to: New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations. You can also find an electronic version of our Annual Report on the Investor Relations section of the New Residential website (www.newresi.com).

Voting Results

Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, Broadridge Financial Solutions, Inc., to examine these documents.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

(i)	FOR the election of the nominees to our Board of Directors; and

(ii)	FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2015.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The first proposal is to elect two Class II directors to serve until the 2018 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Our bylaws provide that our Board of Directors shall consist of not less than three and not more than nine directors as the Board of Directors may from time to time determine. The number of directors on the Board is currently fixed at six. Our Board of Directors is divided into three classes. The members of each class of directors serve staggered three-year terms.

Our current Board of Directors is classified as follows:

Class	Term Expiration	Director	Age
Class I	2017	Alan L. Tyson	58
		David Saltzman	53
Class II	2015	Michael Nierenberg	52
		Kevin J. Finnerty	60
Class III	2016	Wesley R. Edens	53
		Douglas L. Jacobs	67

The Board of Directors has unanimously proposed Michael Nierenberg and Kevin J. Finnerty as nominees for election as Class II directors. The director-nominees currently serve on our Board of Directors. If elected at the Annual Meeting, each of Mr. Nierenberg and Mr. Finnerty will hold office until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR Michael Nierenberg and Kevin J. Finnerty. If either of the nominees becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our Board of Directors.

The Board of Directors recommends that you vote FOR the election of Mr. Nierenberg and Mr. Finnerty to serve as our Class II directors until the 2018 annual meeting of the stockholders or until their successors are duly elected and qualified.

Information Concerning Our Directors, Including the Director Nominees

Set forth below is certain biographical information for our directors, including the director-nominees, as well as the month and year each person was first elected as one of our directors.

Each of our directors was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board of Directors as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board of Directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

Wesley R. Edens Chairman of the Board of Directors since April 2013	Mr. Edens has been a member of our Board of Directors since April 2013. Mr. Edens has been Chairman of the board of directors of Newcastle Investment Corp . (“Newcastle”) since its inception and served as its Chief Executive Officer from its inception until February 2007. Mr. Edens is a principal and a Co-Chairman of the board of directors of Fortress Investment Group LLC (“Fortress”), an affiliate of FIG LLC, our manager (our “Manager”). Mr. Edens has been a principal and a member of the Management Committee of Fortress since co-founding Fortress in May 1998. Mr. Edens is responsible for the private equity and publicly traded alternative investment businesses of Fortress. He is also Chairman of the board of directors of New Senior Investment Group Inc., Florida East Coast Railway Corp., New Media Investment Group Inc., Mapeley Limited and Nationstar Mortgage Holdings Inc. and he is a director of Intrawest Resorts Holdings, Inc., Gaming and Leisure Properties Inc., Springleaf Finance Corporation, Springleaf Holdings Inc. and Springleaf Finance Inc. Mr. Edens also previously served on the boards of the following publicly traded companies and registered investment companies: Brookdale Senior Living Inc. from September 2005 to June 2014; GAGFAH S.A. from September 2006 to June 2014; Penn National Gaming Inc. from October 2008 to November 2013; Gatehouse Media Inc. from June 2005 to November 2013; Aircastle Limited from August 2006 to August 2012; Rail America Inc. from November 2006 to October 2012; Eurocastle Investment Limited, from August 2003 to November 2011; Whistler Blackcomb Holdings Inc., from October 2012 to November 2012; Fortress Investment Trust II, from July 2002 (deregistered with the SEC in January 2011); Fortress Registered Investment Trust, from December 1999 (deregistered with the SEC in September 2011); and FRIT PINN LLC, from November 2001 (deregistered with the SEC in September 2011). Prior to forming Fortress Investment Group LLC, Mr. Edens was a partner and a managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and a managing director of Lehman Brothers. As a result of his past experiences, Mr. Edens has extensive credit, private equity finance and management expertise, as well as extensive experience as an officer and director of public companies. These factors and his other qualifications and skills, led our Board of Directors to conclude that Mr. Edens should serve as a director.

Kevin J. Finnerty Director since April 2013	Mr. Finnerty has been a member of our Board of Directors since April 2013. Mr. Finnerty has been a member of Newcastle’s board of directors and its Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of its board of directors since August 2005. Mr. Finnerty has been a director of Newcastle Investment Holdings LLC (the predecessor of Newcastle) since its inception in 1998. Mr. Finnerty is an employee of Mariner Investment Group and is the Founding Partner of Galton Capital Group, a residential mortgage credit fund manager. Mr. Finnerty is a former founder and the Managing Partner of F.I. Capital Management, an investment company focused on agency-mortgage related strategies. Previously, Mr. Finnerty was a Managing Director at J.P. Morgan Securities Inc., where he headed the Residential Mortgage Securities

Department. Mr. Finnerty joined Chase Securities Inc. in December of 1999. Prior to joining Chase Securities Inc., Mr. Finnerty worked at Union Bank of Switzerland from November 1996 until February 1998, where he headed the Mortgage Backed Securities Department, and at Freddie Mac from January 1999 until June 1999, where he was a Senior Vice President. Between 1986 and 1996, Mr. Finnerty was with Bear Stearns & Co. Inc., where he was a Senior Managing Director and ultimately headed the MBS Department and served as a member of the board of directors from 1993 until 1996. Mr. Finnerty was Co-Chair of the North American People Committee at JPMorganChase and Chairman of the Mortgage and Asset-Backed Division of the Bond Market Association for the year 2003. Mr. Finnerty’s knowledge, skill, expertise and experience as described above, led the Board of Directors to conclude that Mr. Finnerty should serve as a director.

Douglas L. Jacobs Director since June 2013	Mr. Jacobs has been a member of our Board of Directors since June 2013. Mr. Jacobs is a director of Clear Channel Outdoor Holding, Inc., and outdoor advertising company where he serves as Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Jacobs is a director of Fortress where he serves as Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Jacobs is also a director of Springleaf Finance Corporation, where he is Chairman of the Audit Committee. Mr. Jacobs is a director of Doral Financial Corporation, a financial services company. From November 2004 to mid-2008, Mr. Jacobs was also a director of ACA Capital Holdings, Inc., a financial guaranty company, where he was Chairman of the Audit Committee and a member of the Compensation Committee and Risk Management Committees. Mr. Jacobs was a director and Chairman of the Audit Committee for Global Signal Inc. from February 2004 until January 2007. Mr. Jacobs has also been a director of Hanover Capital Mortgage Holdings, Inc. from 2003 until 2007. From 1988 to 2003, Mr. Jacobs was at FleetBoston Financial Group, where he became an Executive Vice President and Treasurer responsible for managing the company’s funding, securitization, capital, and asset and liability management activities in addition to its securities, derivatives, and mortgage loan portfolios. Prior to joining FleetBoston, Mr. Jacobs was active in a variety of positions at Citicorp over 17 years, culminating in his role as Division Executive of the Mortgage Finance Group. Mr. Jacobs holds a B.A. from Amherst College and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Jacobs’s finance and management expertise, experience serving on public company boards and committees led our Board of Directors to conclude that Mr. Jacobs should be elected to serve as a director.

Michael Nierenberg Director since November 2013	Mr. Nierenberg has been a member of our Board of Directors since November 2013. Mr. Nierenberg was appointed as our Chief Executive Officer and President on November 13, 2013. Mr. Nierenberg is also a Managing Director at Fortress. Prior to becoming Chief Executive Officer of New Residential, Mr. Nierenberg served as managing director and head of Global Mortgages and Securitized Products at Bank of America Merrill Lynch, with responsibility for all sales and trading activities within the division. Mr. Nierenberg joined Bank of America Merrill Lynch in November 2008 from JP Morgan, where he was head of

Global Securitized Products and a member of the management committee of the investment bank. Prior to his tenure at JP Morgan, Mr. Nierenberg held a range of senior leadership positions during fourteen years with Bear Stearns, including head of interest rate and foreign exchange trading operations, co-head of structured products and co-head of mortgage-backed securities trading. From 2006 to 2008, he was a member of Bear Stearns’s Board of Directors. Mr. Nierenberg spent seven years at Lehman Brothers prior to joining Bear Stearns and was instrumental in building the company’s adjustable rate mortgage business. Mr. Nierenberg’s knowledge, skill, expertise and experience as described above led the Board of Directors to conclude that Mr. Nierenberg should serve as a director.

David Saltzman Director since April 2013	David Saltzman has been a member of our Board of Directors since April 2013. Mr. Saltzman is the Executive Director of The Robin Hood Foundation since 1989. Prior to joining Robin Hood, Mr. Saltzman served as the Special Assistant to the President of the Board of Education of the City of New York for three years. Before working at the Board of Education, he ran AIDS education programs for the New York City Department of Health. Mr. Saltzman began his career in public service working with homeless families for the Human Resources Administration of the City of New York, the city’s Department of Social Services. Mr. Saltzman earned a Masters of Public Policy and Administration from Columbia University and a Bachelor’s degree from Brown University. In 2001, Mr. Saltzman was named as one of Time Magazine’s 100 Innovators. Mr. Saltzman’s knowledge, skill, expertise and experience as described above led the Board of Directors to conclude that Mr. Saltzman should serve as a director.

Alan L. Tyson Director since April 2013	Mr. Tyson has been a member of our Board of Directors since April 2013. Mr. Tyson has been a member of Newcastle’s board of directors and a member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee of Newcastle’s board of directors since November 2011. He is also a member of the board of directors of Newcastle Investment Group Inc. and serves on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Tyson retired as Managing Director of Credit Suisse in October 2011, where he worked for 18 years in the Sales and Trading area of the Fixed Income Department of the Investment Bank. Mr. Tyson began his career at L. F. Rothschild, Unterberg Towbin and subsequently worked at Smith Barney and Lehman Brothers before joining Donaldson, Lufkin and Jenrette in 1994, which was acquired by Credit Suisse in 2000. Mr. Tyson is a graduate of Muhlenberg College. Mr. Tyson’s knowledge, skill, expertise and experience as described above led the Board of Directors to conclude that Mr. Tyson should serve as a director.

Compensation of Directors

Our independent directors are paid an annual fee of $125,000, payable semi-annually. Beginning on the first business day after our first annual stockholders’ meeting following December 31, 2013, and on the first business day after each such annual meeting thereafter during the term of the Nonqualified Stock Option and Incentive Award Plan, each of our independent directors will receive at least half of their annual fee payment in the form of automatic annual awards of shares of our common stock in an amount to be determined by the Compensation Committee from time to time, based on the fair market value of shares of our common stock on the date of grant. For additional information on director equity compensation, see “Executive and Manager Compensation—Nonqualified Stock Option and Incentive Award Plan.” The remainder of our independent director fees may be paid by issuance of common stock, based on the value of such common stock at the date of issuance, rather than in cash, provided that any such issuance does not prevent such director from being determined to be independent and such shares are granted pursuant to a stockholder-approved plan or the issuance is otherwise exempt from NYSE listing requirements. In addition, an annual fee of $10,000 is paid to the chair of the Audit Committee of the Board of Directors.

Each of our independent directors also received an initial one time grant of options relating to 2,000 shares of our common stock under our Nonqualified Stock Option and Incentive Award Plan at the first meeting of our Board of Directors attended by such director. These options will be settled in an amount of cash equal to the excess of the fair market value of a share of our common stock on the date of exercise over the fair market value on the date of grant, unless advance approval is made to settle the option in shares.

We do not separately compensate our affiliated directors. All members of the Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors.

Director Compensation Table for 2014

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Kevin J. Finnerty(1)	$—	$125,009	$—	$125,009
Douglas L. Jacobs	$72,500	$62,504	$—	$135,004
David Saltzman	$62,500	$62,504	$—	$125,004
Alan L. Tyson(2)	$—	$125,009	$—	$125,009

(1)	In 2014, Mr. Finnerty elected to receive $125,009 of compensation for his services as a director in the form of common stock in lieu of cash.
(2)	In 2014, Mr. Tyson elected to receive $125,009 of compensation for his services as a director in the form of common stock in lieu of cash.

Determination of Director Independence

At least a majority of the directors serving on the Board of Directors must be independent. For a director to be considered independent, our Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements under the NYSE listing rules. Under the categorical standards, a director will be independent unless:

(a)	within the preceding three years: (i) the director was employed by the Company or its Manager; (ii) an immediate family member of the director was employed by the Company or its Manager as an executive officer; (iii) the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, its Manager or any controlled affiliate of its Manager (other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service)); (iv) the director was employed by or affiliated with the independent registered public accounting firm of the Company or its Manager; (v) an immediate family member of the director was employed by the independent registered public accounting firm of the Company or its Manager as a partner, principal or Manager; or (vi) an executive officer of the Company or its Manager was on the Compensation Committee of a company which employed the director, or which employed an immediate family member of the director as an executive officer; or

(b)	he or she is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company is the greater of $1 million, or two percent of such other company’s consolidated gross annual revenues.

Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to our annual meeting of stockholders. The Board of Directors may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards. The Board of Directors has determined that each of Messrs. Finnerty, Jacobs, Saltzman and Tyson are independent for purposes of NYSE Rule 303A and each such director has no material relationship with the Company. In making such determination, the Board of Directors took into consideration, (i) in the case of Mr. Finnerty, that Mr. Finnerty is an independent director and stockholder of Newcastle Investment Holdings LLC (the predecessor of Newcastle), an entity managed by the Company’s Manager, and Mr. Finnerty received a loan in the amount of $500,000 from Mr. Edens in 2009, (ii) in the case of Mr. Jacobs, that Mr. Jacobs is a director of Fortress where he serves as Chairman of the Audit Committee and a member of the Compensation Committee and also is a director of Springleaf Finance Corporation, where he serves as Chairman of the Audit Committee and (iii) that certain directors have invested in the securities of private investment funds or companies managed by or affiliated with the Company’s Manager.

Statement on Corporate Governance

We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors (in accordance with the rules of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed entirely of independent directors.

We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics, which delineate our standards for our officers and directors, and employees of our Manager, an affiliate of Fortress Investment Group LLC. We make available, free of charge through a link on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for Principal Executive Officers and Senior Financial Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors. Our website address is www.newresi.com. You may also obtain these documents by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

As mentioned above, the Board of Directors has adopted a Code of Business Conduct and Ethics, which is available on our website, that applies to all employees of our Manager who provide services to us, and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.

The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. The Company intends to disclose any changes in or waivers from its Code of Ethics for Principal Executive Officers and Senior Financial Officers by posting such information on our website.

The Company does not have a policy to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Mr. Edens has served as the Chairman of the Board of Directors since April 2013. Mr. Edens’ service has allowed us to profit from his extensive knowledge of the Company and its industry. Our current Chief Executive Officer, Mr. Nierenberg, also serves as a director, a structure that permits him to focus on the management of the Company’s day-to-day operations while still fostering communication between the Company’s management and the Board of Directors. The Company does not have a lead independent director.

Board and Committee Meetings

During the year ended December 31, 2014, our Board of Directors held 15 meetings. No director (other than Mr. Edens) attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. During 2014, the Audit Committee met five times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met one time. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy.

Audit Committee. Our Board of Directors has a standing Audit Committee composed entirely of independent directors. The current members of the Audit Committee are Messrs. Finnerty, Jacobs (Chairman) and Tyson, each of whom has been determined by our Board of Directors to be independent in accordance with the rules of the New York Stock Exchange and the SEC’s audit committee independence standards. The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board’s oversight of (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is also responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the registered public accounting firm’s services. The Audit Committee operates pursuant to a charter, which is available on our website, www.newresi.com. You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

The Board of Directors has determined that Mr. Douglas Jacobs qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. As noted above, our Board of Directors has determined that Mr. Jacobs is independent under NYSE and SEC standards. Our Board of Directors also determined that Mr. Jacobs’ simultaneous service on the audit committee of three other public companies will not impair his ability to effectively serve on our Audit Committee.

The Company’s risk management is overseen by the Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for the Company. Material risks are identified and prioritized by management, and material risks are periodically discussed with the Board of Directors. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Compensation Committee. The members of the Compensation Committee are Messrs. Finnerty, Saltzman and Tyson (Chairman), each of whom has been determined by our Board of Directors to be independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee is responsible for overseeing the annual review of the management agreement (the “Management Agreement”) with the Company’s Manager, administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company and making recommendations to the Board of Directors regarding director compensation. The charter of the Compensation Committee is available on our website, at www.newresi.com. You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

During 2014, the Company did not pay any cash compensation to its executive officers. There was one option grant of 1,437,500 options made to an affiliate of our Manager during the fiscal year ended December 31, 2014.

Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act and is also an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, as well as being an independent director under the New York Stock Exchange listing standards and other applicable laws, rules and regulations.

Nominating and Corporate Governance Committee. Our Board of Directors has a standing Nominating and Corporate Governance Committee composed entirely of independent directors. The current members of the Nominating and Corporate Governance Committee are Messrs. Finnerty (Chairman), Jacobs and Tyson, each of whom has been determined by our Board of Directors to be an independent director in accordance with the rules of the New York Stock Exchange. The functions of the Nominating and Corporate Governance Committee include, without limitation, the following: (a) recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (b) advising the Board with respect to Board composition, procedures and committees; (c) advising the Board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on our website, at www.newresi.com. You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

The Nominating and Corporate Governance Committee, as required by the Company’s Bylaws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s Bylaws) not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders; or in the event that the date of the annual meeting of stockholders is advanced or delayed by more than 25 days of such anniversary date, for a nomination by the stockholders to be timely, it must be received not later than the close of business on the 10th day after the earlier of the mailing of the notice of the annual meeting of stockholders or the day on which public announcement of the date of such meeting is first made by the Company. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at a special stockholders meeting for the purpose of electing directors (together with certain required information set forth in the Company’s Bylaws) not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company are, taking into account such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE rule.

In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board of Directors and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders. Our evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. We do not have a formal policy with regard to the consideration of diversity in identifying director-nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.

Stockholder Communications with Directors

The Company provides the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address.

Write to New Residential’s Board of Directors:

New Residential Investment Corp.

Investor Relations

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Stockholders can contact the non-management directors (including the director who presides over the executive sessions of non-management directors, or the non-management directors as a group, or the Audit Committee as a group) at the address above or at the following email address: ir@newresi.com.

All communications received as set forth in the preceding paragraph will be opened by the Legal and Compliance Departments of our Manager, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

We operate under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company’s website at www.newresi.com. The members of the Audit Committee hold executive sessions during the course of the year.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses.

The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), other standards of the PCAOB, rules of the SEC and other applicable regulations, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, as modified or supplemented, and has discussed with the independent registered public accounting firm their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for fiscal year 2015.

The Audit Committee

Kevin J. Finnerty

Douglas L. Jacobs

Alan L. Tyson

Executive Sessions of Non-Management Directors

Executive sessions of the non-management directors occur during the course of the year. “Non-management directors” include all directors who are not officers of the Company or employees of the Company’s Manager. The non-management director presiding at those sessions will rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.

EXECUTIVE OFFICERS

The following table shows the names and ages of our executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
Michael Nierenberg	52	Chief Executive Officer and President
Jonathan R. Brown	48	Interim Chief Financial Officer and Chief Accounting Officer
Cameron D. MacDougall	38	Secretary

Michael Nierenberg is the Chief Executive Officer and President of New Residential. For information regarding Mr. Nierenberg, see above.

Jonathan R. Brown is the Interim Chief Financial Officer and Chief Accounting Officer of New Residential. He joined Fortress in 1999 and is a managing director. Prior to joining Fortress, Mr. Brown was the controller of Wellsford Real Properties Inc., a real estate merchant banking firm, from 1997 to 1999 and of Wellsford Residential Property Trust, a real estate investment trust, from 1994 to 1997. From 1988 to 1994, he was with Kenneth Leventhal & Co., a public accounting firm which later merged with Ernst & Young LLP, leaving as a manager focused on real estate and related financial products.

Cameron D. MacDougall is the Secretary of New Residential. Mr. MacDougall is a managing director at Fortress. He joined Fortress in February 2007. Prior to joining Fortress, Mr. MacDougall was an associate at Sullivan & Cromwell LLP from 2006 to 2007. Prior to that, Mr. MacDougall was an associate at Cravath, Swaine & Moore LLP from 2001 to 2006. At both firms, Mr. MacDougall’s practice focused on a broad array of capital markets and corporate governance matters. He is a member of the Board of Directors of Mapeley Limited, a UK commercial real estate company, and Shanghai Starcastle Senior Living Services Ltd, a Sino-foreign joint venture company formed in Shanghai, China to engage in senior living residential and eldercare services.

EXECUTIVE AND MANAGER COMPENSATION

Compensation Discussion and Analysis

Each of our officers is an employee of our Manager or an affiliate of our Manager. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our officers do not receive cash compensation from us for serving as our officers. Our officers, in their capacities as officers or personnel of our Manager or its affiliates, devote such portion of their time to our affairs as is necessary to enable us to operate our business.

Our Manager is not able to segregate and identify any portion of the compensation that it awards to our officers as relating solely to service performed for us, because the services performed by our officers are not performed exclusively for us. We may, from time to time, at the discretion of the Compensation Committee of the Board of Directors, grant options relating to shares of our Common Stock or other equity interests in us to an affiliate of our Manager, who may in turn assign a portion of the options to its employees, including our officers. Options assigned by an affiliate of our Manager to our officers will be settled in an amount of cash equal to the excess of the fair market value of a share of our Common Stock on the date of exercise over the fair market value on the date of grant, unless advance approval is given to settle the options in shares. Please refer to the section entitled “Certain Relationships and Related Transactions—Review of Transactions with Related Persons—Management Agreement” for a description of the terms of the Management Agreement.

Grants of Plan-Based Awards in 2014

The table below sets forth the outstanding option awards that were granted to our officers in 2013 and 2014, each of which was held by the officer as of December 31, 2014. The option awards held by such officers (“Tandem Awards”) correspond on a one-to-one basis with the options granted to our Manager, such that exercise by an employee of the option would result in the corresponding option held by our Manager being cancelled. We completed a one-for-two reverse stock split in October 2014. The impact of this reverse stock split has been retroactively applied to all periods presented in this Proxy Statement.

Mr. Edens is a beneficial owner of FOE I, which is an affiliate of our Manager that holds the options granted to our Manager. As such, Mr. Edens may be considered to have, together with the other beneficial owners of FOE I, shared voting and investment power with respect to the shares relating to the options held by FOE I. Mr. Edens disclaims beneficial ownership of the options held by and of the shares relating to the options held by FOE I except to the extent of his pecuniary interest therein.

In 2014, we granted a total of 1,437,500 options to our Manager in connection with an equity offering in April 2014. As of December 31, 2014, the exercise price was $12.20 per option, which, pursuant to the policy explained in more detail below, is equal to the price per share at which we sold shares of our Common Stock on that same day, as adjusted for our reverse stock split in October 2014. The grant date fair value of the option awards held by FOE I is $1.4 million, as determined under FASB ASC Topic 718. For information regarding assumptions used in determining these valuations, please see Note 13 to the Company’s consolidated financial statements included in the Company’s most recent Annual Report on Form 10-K.

Outstanding Option Awards as of December 31, 2014

Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Not-Yet Exercisable Options (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)
Michael Nierenberg	—	535,714	10.24	1/11/2023
	—	214,285	11.48	2/15/2023

Jonathan R. Brown	1,650	—	31.94	1/12/2015
	850	—	31.74	11/1/2016
	1,210	—	33.80	1/23/2017
	2,280	—	29.92	4/11/2017

Cameron D. MacDougall	—	14,000	6.82	4/3/2022
	—	17,500	7.34	5/21/2022
	—	18,500	7.34	7/31/2022
	—	62,500	10.24	1/11/2023
	—	25,000	11.48	2/15/2023

(1)	Upon the grant of options to the Manager (or an affiliate), such options are fully vested and become exercisable over a 30-month period (the “Total Exercisability Period”) in equal monthly installments beginning on the first of each month following the month in which the options were granted. When Tandem Awards are granted, the Manager options become exercisable in equal monthly installments over a portion of the Total Exercisability Period equal to the product of (i) the ratio of Tandem Awards to the total number of related options (including options underlying such Tandem Awards) multiplied by (ii) 30 (such period, the “Manager Exercisability Period”). Following the Manager Exercisability Period, the Tandem Awards vest in generally equal monthly installments over the remainder of the Total Exercisability Period and become exercisable only at the end of the Total Exercisability Period.
(2)	Represents the expiration date of the option held by FOE I that is the basis for the Tandem Award held by the officer. In general, the expiration date of the Tandem Award occurs prior to the expiration date of the underlying option.

Nonqualified Stock Option and Incentive Award Plan

Our Nonqualified Stock Option and Incentive Award Plan became effective on May 15, 2013, and was amended and restated as of November 4, 2014 (the “Plan”). The Plan is intended to facilitate the use of long-term equity-based awards and incentives for the benefit of the service providers to us and our Manager. A summary of the Plan is set forth below.

The Plan is administered by our Board of Directors, which has appointed our Compensation Committee (the “Committee”) to administer the Plan. As the administrator of the Plan, the Committee has the authority to grant awards under the Plan and to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable for the administration of the Plan. The Committee also has the authority to interpret the terms and provisions of the Plan, any award issued under the plan and any award agreements relating thereto, and to otherwise supervise the administration of the Plan. In particular, the Committee has the authority to determine the terms and conditions of awards under the Plan, including, without limitation, the exercise price, the number of shares of our common stock subject to awards, the term of the awards and the vesting schedule applicable to awards, and to waive or amend the terms and conditions of outstanding awards. All decisions made by the Committee pursuant to the provisions of the Plan are final, conclusive and binding on all persons.

The terms of the Plan provide for the grant of stock options that are not intended to qualify as “incentive stock options” under Section 422 of the Code, SARs, restricted stock, performance awards, tandem awards and other stock-based and non-stock based awards, in each case to our Manager, to the employees, officers, directors, consultants, service providers or advisors of our Manager who perform services for us, to our employees, officers, directors, consultants, service providers or advisors, and to such other persons who the Committee selects to be participants in the Plan. Such awards may be granted singularly, in tandem, or in combination with each of the other awards.

We reserved 15,000,000 shares of our common stock for issuance under the Plan. On the first day of each fiscal year beginning during the ten-year term of the Plan and in and after calendar year 2014, that number will be increased by a number of shares of our common stock equal to 10% of the number of shares of our common stock newly issued by us during the immediately preceding fiscal year (and, in the case of fiscal year 2013, after the effective date of the Plan). The shares of our common stock which may be issued pursuant to an award under the Plan may be treasury stock, authorized but unissued stock or stock acquired on the open market to satisfy the requirements of the Plan. Awards may consist of any combination of such stock, or, at our election cash. The aggregate number of shares of our common stock that may be granted during any calendar year to any participant who is a “covered employee” for purposes of Section 162(m) of the Code during such calendar year may not be greater than 15,000,000. If any shares of our common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, such shares will again be available for grants under the Plan. The grant of a Tandem Award will not reduce the number of shares of our common stock reserved and available for issuance under the Plan.

Upon the occurrence of any event which affects the shares of our common stock in such a way that an adjustment of outstanding awards is appropriate to prevent the dilution or enlargement of rights under the awards, the Committee will make appropriate equitable adjustments. The Committee may also provide for other substitutions or adjustments in its sole discretion, including, without limitation, the cancellation of any outstanding award and payment in cash or other property in exchange thereof, equal to the excess, if any, of the fair market value of the shares or other property subject to the award over the exercise price, if any.

We anticipate that we will grant our Manager options in connection with our equity offerings as compensation for our Manager’s role in raising capital for us. In the event that we offer shares of our common stock to the public, we intend to simultaneously grant to our Manager or an affiliate of our Manager a number of options equal to up to 10% of the aggregate number of shares being issued in such offering at an exercise price per share equal to the offering price per share, as determined by the Committee. The main purpose of these options is to provide transaction-specific compensation to the Manager, in a form that aligns our Manager’s interests with those of our stockholders, for the valuable services it provides in raising capital for us to invest through equity offerings. In addition, the plan enables the Manager to incentivize its employees who render services to us by making tandem equity awards to them and thus also aligning their interests with those of our stockholders. We are granting our Manager and its affiliates shares in connection with this offering. In each case, the Plan provides that such options will be fully vested as of the date of grant and exercisable as to 1/30 of the shares subject to the option on the first day of each of the 30 calendar months following the date of the grant. Options granted to our Manager are contractually required to be settled in an amount of cash equal to the excess of the fair market value of a share on the date of exercise over the exercise price per share, unless a majority of the independent members of the Board determines to settle the option in shares. If the option is settled in shares, the independent members of the Board will determine whether the exercise price will be payable in cash, by withholding from shares of our common stock otherwise issuable upon exercise of such option or through another method permitted under the plan.

In addition, the Committee has the authority to grant such other awards to our Manager as it deems advisable, provided that no such award may be granted to our Manager in connection with any issuance by us of equity securities in excess of 10% of the maximum number of equity securities then being issued. Our Board of Directors may also determine to issue options to the Manager that are not subject to the Plan, provided that the number of shares underlying any options granted to the Manager in connection with capital raising efforts would not exceed 10% of the shares sold in such offering and would be subject to NYSE rules.

Each of the Committee and our Manager also has the authority under the terms of the Plan to grant Tandem Awards to employees of our Manager who act as officers or perform other services for us that correspond on a one-to-one basis with the options granted to our Manager, such that exercise by such employee of the Tandem Awards would result in the corresponding options held by our Manager being cancelled. As a condition to the grant of Tandem Awards, our Manager is required to agree that so long as such Tandem Awards remain outstanding, our Manager will not exercise any options under any designated Manager options that relate to the options outstanding under such Tandem Awards. If any Tandem Awards are forfeited, expire or are cancelled without being exercised, the related options under the designated Manager options will again become exercisable in accordance with their terms. The terms and conditions of any Tandem Awards (e.g., the per-share exercise price, the schedule of vesting, exercisability and delivery, etc.) will be determined by the Committee or the Manager, as the case may be, in its sole discretion and must be included in an award agreement, provided, that the term of such Tandem Awards may not be greater than the term of the designated Manager options to which they relate. Tandem Awards will be settled in an amount of cash equal to the excess of the fair market value of a share of our common stock on the date of exercise over the fair market value on the date of grant, unless advance approval is given by the Board of Directors or an officer of the Company, as applicable, to settle the tandem awards in shares.

As a general matter, the Plan provides that the Committee has the power to determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after death, disability or other termination of employment during which options may be exercised. Options may become vested and exercisable in installments, and the exercisability of options may be accelerated by the Committee. To the extent permitted by applicable law, we may make loans available to the optionee in connection with the exercise of stock options. Such loans must be evidenced by the delivery of a promissory note and will bear interest and be subject to such other terms and conditions (including, without limitation, the execution by the optionee of a pledge agreement) as the Committee may determine. In any event, such loan amount may not exceed the sum of (x) the exercise price less the par value of the shares of our common stock subject to such option then being exercised plus (y) any federal, state or local income taxes attributable to such exercise.

The Committee may also grant SARs in tandem with all or part of, or completely independent of, a grant of options or any other award under the Plan. A SAR issued in tandem with an option may be granted at the time of grant of the related option or at any time during the term of such option. The amount payable in cash and/or shares of our common stock with respect to each SAR will be equal in value to a percentage (including up to 100%) of the amount by which the fair market value per share of our common stock on the exercise date exceeds the fair market value per share of our common stock on the date of grant of the SAR. The applicable percentage will be established by the Committee. The award agreement under which the SAR is granted may state whether the amount payable is to be paid wholly in cash, wholly in shares of our common stock or in any combination of the foregoing, and if the award agreement does not state the manner of payment, the Committee will determine such manner of payment at the time of payment. The amount payable in shares of our common stock, if any, is determined with reference to the fair market value per share of our common stock on the date of exercise.

SARs issued in tandem with options shall be exercisable only to the extent that the options to which they relate are exercisable. Upon exercise of the tandem SAR, and to the extent of such exercise, the participant’s underlying option shall automatically terminate. Similarly, upon the exercise of the tandem option, and to the extent of such exercise, the participant’s related SAR will automatically terminate.

The Committee may also grant restricted stock, performance awards, and other stock and non-stock-based awards under the Plan. These awards will be subject to such conditions and restrictions as the Committee may determine, which may include, without limitation, the achievement of certain performance goals or continued employment with us through a specific period.

The Plan provides for automatic annual awards of shares of our common stock to our non-officer or non-employee directors, in any case in an amount to be determined by the Committee from time to time, based on the fair market value of shares of our common stock on the date of grant. See “Proposal No. 1 Election of Directors – Compensation of Directors” for additional details on director compensation.

Potential Payments upon Termination or Change of Control

All options granted to our Manager will become fully vested and exercisable upon a “change of control” (as defined in the Plan) or a termination of the Manager’s services to us for any reason, and any Tandem Awards will be governed by the terms and condition set forth in the applicable award agreements, as determined by the Committee or the Manager, as the case may be. All Tandem Awards will become fully vested and exercisable if the holder’s employment with the Manager or an affiliate of the Manager is terminated without cause within 12 months following a change of control. However, no optionholder will be entitled to receive any payment or other items of value upon a change of control. The estimated fair value of the option awards held by our Manager as of December 31, 2014 that would have been accelerated had a change in control occurred on December 31, 2014 is approximately $1.2 million.

Risk Management

Our officers receive compensation from our Manager based on their services both to us and to other entities, making their compensation unlikely to promote unreasonable risk-taking in the management of our business. Additionally, we expect to grant options to our Manager in connection with equity offerings to align our Manager’s interests with shares of our stockholders while avoiding an emphasis purely on equity compensation. Based on the assessment of these factors, we have concluded that we have a balanced compensation program that does not promote excessive risk-taking.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the 2014 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.

Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the 2014 Compensation Discussion and Analysis be included in the Proxy Statement for the 2015 Annual Meeting of Stockholders to be filed with the SEC.

The Compensation Committee

Kevin J. Finnerty

David Saltzman

Alan L. Tyson

Compensation Committee Interlocks and Insider Participation

None.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Listed in the following table is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 2, 2015 by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors, director nominees and executive officers, both individually and as a group.

For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i)	voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii)	investment power, which includes the power to dispose of, or to direct the disposition of, shares of our Common Stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
BlackRock, Inc.(3)	10,255,258	7.3%
Fortress Operating Entity I LP(4)	8,527,915	5.7%
The Vanguard Group(5)	7,934,194	5.6%
Leon G. Cooperman(6)	7,797,681	5.5%
Wesley R. Edens(7)(9)	9,519,522	6.4%
Kevin J. Finnerty(8)	184,191	*
Douglas Jacobs(8)	5,808	*
David Saltzman(8)	5,808	*
Alan L. Tyson(8)	39,391	*
Michael Nierenberg(8)	500,250	*
Jonathan R. Brown(8)	4,340	*
Cameron D. MacDougall(8)	50,000	*
All directors, nominees and executive officers as a group (8 persons)	10,309,310	6.9%

*	Denotes less than 1%.
(1)	The address of all officers and directors listed above, and of Fortress Investment Group LLC and certain affiliates, are in the care of Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(2)	Percentages shown assume the exercise by such persons of all options to acquire shares of our Common Stock that are exercisable within 60 days of April 2, 2015, and no exercise by any other person.
(3)	Sole voting power in respect of 9,855,109 shares and sole dispositive power in respect of 10,255,258 shares, as stated in a Schedule 13G filed with the SEC on February 2, 2015. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10022.
(4)	Includes 518,545 shares held by FOE I and 8,009,370 shares issuable upon the exercise of options held by FOE I.
(5)	Sole voting power in respect of 197,527 shares; sole dispositive power in respect of 7,747,117 shares; and shared dispositive power in respect of 187,077 shares, as stated in a Schedule 13G filed with the SEC on February 10, 2015. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(6)	Sole voting power in respect of 6,121,200 shares; shared voting power in respect of 1,676,481 shares; sole dispositive power in respect of 6,121,200 shares; and shared dispositive power in respect of 1,676,481 shares, as stated in a Schedule 13G filed with the SEC on January 27, 2015. Leon G. Cooperman’s address is 11431 W. Palmetto Park Road, Boca Raton, FL 33428.

(7)	Includes 991,607 shares held by Mr. Edens, 518,545 shares held by FOE I and 8,009,370 shares issuable upon the exercise of options held by FOE I. Mr. Edens disclaims beneficial ownership of the shares held by FOE I and of the shares issuable upon the exercise of options held by FOE I except, in each case, to the extent of his pecuniary interest therein. Does not include 50,000 shares held by a charitable trust of which Mr. Edens’s spouse is sole trustee and in respect of which Mr. Edens disclaims beneficial ownership and does not include 50,000 shares held by a charitable trust of which Mr. Edens is trustee in respect of which Mr. Edens disclaims beneficial ownership.
(8)	Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 2, 2015: Finnerty—2,000; Jacobs—1,000; Saltzman—1,000; Tyson—1,000; Nierenberg—0; Brown—4,340; and MacDougall—50,000.
(9)	Mr. Edens, as a beneficial owner of FOE I, may be considered to have, together with the other beneficial owners of FOE I, shared voting and investment power with respect to the shares held by FOE I and the shares issuable upon the exercise of options held by FOE I.

Section 16(a) of Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE.

To our knowledge, based solely on review of the copies of such reports furnished to us during the year ended December 31, 2014, all reports required to be filed by our directors, executive officers and greater-than-ten-percent owners were timely filed in compliance with the Section 16(a) filing requirements other than one Form 4 reporting one transaction for Mr. Tyson, which was filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Transactions with Related Persons

Our Board of Directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person is required to promptly disclose to the legal department of our Manager any proposed related person transaction and all material facts about the proposed transaction. The legal department would then assess and promptly communicate that information to our independent directors. Based on their consideration of all of the relevant facts and circumstances, our independent directors will decide whether or not to approve such transaction and will generally approve only those transactions that are in, or are not inconsistent with, our best interests, as determined by at least a majority of the independent directors acting with ordinary care and in good faith. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to our independent directors, who will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Management Agreement

We entered into a Management Agreement with our Manager, an affiliate of Fortress, which was subsequently amended and restated on August 1, 2013 and on August 5, 2014, pursuant to which our Manager provides for a management team and other professionals who are responsible for implementing our business strategy, subject to the supervision of our Board of Directors. Our Manager is responsible for, among other things, (i) setting investment criteria in accordance with broad investment guidelines adopted by our Board of Directors, (ii) sourcing, analyzing and executing acquisitions, (iii) providing financial and accounting management services and (iv) performing other duties as specified in the Management Agreement.

We pay our Manager an annual management fee equal to 1.5% of our gross equity. Gross equity is generally the equity that was transferred to us by Newcastle on the distribution date, plus total net proceeds from stock offerings, plus certain capital contributions to subsidiaries, less capital distributions and repurchases of common stock.

Our Manager is entitled to receive annual incentive compensation in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) the funds from operations before the incentive compensation, excluding funds from operations from investments in the Consumer Loan Companies and any unrealized gains or losses from mark-to-market valuation changes on investments and debt (and any deferred tax impact thereof), per share of common stock, plus (b) earnings (or losses) from the Consumer Loan Companies computed on a level-yield basis (such that the loans are treated as if they qualified as loans acquired with a discount for credit quality as set forth in ASC 310-30, as such codification was in effect on June 30, 2013) as if the Consumer Loan Companies had been acquired at their GAAP basis on the distribution date, earnings (or losses) from equity method investees invested in excess mortgage servicing rights (“Excess MSRs”) as if such equity method investees had not made a fair value election, and gains (or losses) from debt restructuring and gains (or losses) from sales of property, in each case per share of common stock, exceed (2) an amount equal to (a) the weighted average of the book value per share of the equity that was transferred to us by Newcastle on the distribution date and the prices per share of our common stock in any offerings by us (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum, multiplied by (B) the weighted average number of shares of common stock outstanding.

“Funds from operations” means net income (computed in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”)), excluding gains (losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations is computed on an unconsolidated basis. The computation of funds from operations may be adjusted at the direction of our independent directors based on changes in, or certain applications of, GAAP. Funds from operations is determined from the date of our separation from Newcastle and without regard to Newcastle’s prior performance. Funds from operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

The initial term of our Management Agreement expired on May 15, 2014, and the Management Agreement was and will be renewed automatically each year for an additional one-year period unless (i) a majority consisting of at least two-thirds of our independent directors or a simple majority of the holders of outstanding shares of our common stock, agree that there has been unsatisfactory performance that is materially detrimental to us or (ii) a simple majority of our independent directors agree that the management fee payable to our Manager is unfair; provided, that we shall not have the right to terminate our Management Agreement under clause (ii) foregoing if the Manager agrees to continue to provide the services under the Management Agreement at a fee that our independent directors have determined to be fair.

If we elect not to renew our Management Agreement at the expiration of any such one-year extension term as set forth above, our Manager will be provided with 60 days’ prior notice of any such termination. In the event of such termination, we would be required to pay the termination fee. The termination fee is a fee equal to the sum of (1) the amount of the management fee during the 12 months immediately preceding the date of termination, and (2) the “Incentive Compensation Fair Value Amount.” The Incentive Compensation Fair Value Amount is an amount equal to the incentive compensation that would be paid to the Manager if our assets were sold for cash at their then current fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments).

Our Board of Directors approved a change in the computation of incentive compensation to exclude unrealized gains (or losses) on investments and debt (and any deferred tax impact thereof) as of June 30, 2014. The impact of this change on the six months ended June 30, 2014 was to reduce incentive compensation by $5.5 million.

Fortress, through its affiliates, and principals of Fortress held 2.4 million shares of our common stock, and Fortress, through its affiliates, held options to purchase an additional 8.9 million shares of our common stock, representing approximately 7.4% of our common stock on a fully diluted basis, as of December 31, 2014.

Transactions with Nationstar

As of December 31, 2014, 98.8% and 97.0% of the UPB of the loans underlying New Residential’s investments in Excess MSRs and servicer advances, respectively, was serviced or master serviced by Nationstar.

As of December 31, 2014, a total face amount of $1.7 billion of New Residential’s Non-Agency RMBS portfolio and approximately $92.9 million of New Residential’s Agency portfolio was serviced or master serviced by Nationstar. The total UPB of the loans underlying these Nationstar serviced Non-Agency RMBS was approximately $7.5 billion as of December 31, 2014. New Residential holds a limited right to cleanup call options with respect to certain securitization trusts serviced or master serviced by Nationstar with an aggregate UPB of underlying mortgage loans of approximately $93.4 billion, whereby, when the outstanding balance falls below a pre-determined threshold, it can effectively purchase the underlying mortgage loans by repaying all of the outstanding securitization financing at par, in exchange for a fee paid to Nationstar.

As of December 31, 2014, $976.2 million UPB of New Residential’s residential mortgage loans were being serviced by Nationstar. As of December 31, 2014, $33.6 million of REO was being serviced by Nationstar.

As a result of these relationships, New Residential routinely has receivables from, and payables to, Nationstar.

Transactions with Springleaf

On March 6, 2014, Merrill Lynch, Pierce, Fenner & Smith Incorporated and New Residential entered into an agreement pursuant to which New Residential agreed to purchase approximately $625 million face amount of Non-Agency residential mortgage securities for approximately $553 million. The purchased securities represent 75% of the mezzanine and subordinate tranches (the “2009-1 Retained Certificates”) of a securitization sponsored by Third Street Funding LLC, an affiliate of Springleaf Holdings, Inc. (“Springleaf”). Springleaf is managed by our manager or an affiliate of our manager. The securitization, including the 2009-1 Retained Certificates, is collateralized by residential mortgage loans with a face amount of approximately $0.9 billion. On May 30, 2014, New Residential sold the 2009-1 Retained Certificates for approximately $598.5 million and recorded a gain of approximately $39.7 million. At the time of sale, the 2009-1 Retained Certificates had an amortized cost basis of approximately $558.8 million.

In April 2013, New Residential, Springleaf and an affiliate of Blackstone Tactical Opportunities Advisors L.L.C. completed, through newly formed limited liability companies (together, the “Consumer Loan Companies”), a co-investment in a portfolio of consumer loans with a UPB of approximately $4.2 billion as of December 31, 2012. After a servicing transition period, Springleaf became the servicer of the loans and provides all servicing and advancing functions for the portfolio. On October 3, 2014, the Consumer Loan Companies refinanced the outstanding asset-backed notes with an asset-backed securitization for approximately $2.6 billion. The proceeds in excess of the refinanced debt were distributed to the co-investors. New Residential received approximately $337.8 million which reduced New Residential’s basis in the consumer loans investment to $0.0 million and resulted in a gain of approximately $80.1 million.

PROPOSAL NO. 2

APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Registered Public Accounting Firm

Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal years ended December 31, 2013 and 2014. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2015, and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present in person at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2015.

Principal Accountant Fees and Services

During our most recent fiscal year, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC, assistance with management’s evaluation of internal accounting controls, consultation on financial accounting and reporting matters. Fees for 2014 and 2013 were as follows:

Year	Audit Fees	Audit - Related Fees	Tax Fees	All Other Fees
2014	$2,345,129	—	$444,670	—
2013	$2,415,954	—	—	—

Audit Fees. Audit fees are fees billed for the consolidated financial statements, including the audit of internal control over financial reporting and the review of the Company’s quarterly reports on Form 10-Q, as well as required audits of certain subsidiaries, assistance with management’s evaluation of internal accounting controls, consultation on audit related matters and required review of SEC filings.

Audit-Related Fees. None.

Tax Fees. Tax fees are related to tax planning, compliance, and tax return preparation for the Company and certain subsidiaries.

All Other Fees. None.

The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.

The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All engagements for services in the most recent fiscal year were pre-approved by the Audit Committee. The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 2016 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2016 annual meeting of stockholders if they are received by the Company on or before December 19, 2015. However, if the 2016 annual meeting date is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, to be timely a proposal by the shareholders must be received no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of shareholder proposals in company-sponsored proxy materials. Any proposal should be directed to the attention of the Company’s Secretary at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), the Company’s Bylaws require that such proposal must be received by the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders. Accordingly, in order for a proposal relating to business to be conducted at our 2015 annual meeting of stockholders to be “timely” under the Company’s Bylaws, it must be received by the Secretary of the Company at our principal executive office no earlier than January 29, 2016 and no later than February 28, 2016. However, in the event that the date of the 2016 annual meeting of stockholders is advanced or delayed by more than 25 days from May 28, 2016, for a proposal by the stockholders to be timely, it must be received not later than the close of business on the 10th day after the earlier of the mailing of the notice of the 2016 annual meeting of stockholders or the day on which public announcement of the date of such meeting is first made by the Company. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements of our Bylaws, or they may be excluded from consideration at the meeting.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.newresi.com. Such information will also be furnished upon written request to New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annuals reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single annual report and proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to New Residential Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations or by contacting Investor Relations at (212) 479-3195, and we will delivery promptly a separate copy of the annual report and proxy statement.

Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and also will also help preserve environmental resources.

Stockholders of Record. If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

Your election to receive proxy materials by email will remain in effect until you terminate it.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS IDENTIFIED HEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 17, 2015, YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary

New York, New York

April 17, 2015

NEW RESIDENTIAL INVESTMENT CORP. 1345 AVENUE OF THE AMERICAS NEW YORK, NY 10105 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 01 Michael Nierenberg 0 0 0 02 Kevin J. Finnerty 0 0 0 The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for New Residential 0 0 0 Investment Corp. for fiscal year 2015. NOTE: The Board of Directors may consider and act upon any other business properly presented at the Annual Meeting. If this proxy is properly executed, then your shares will be voted either in the manner you indicate above or, if no direction is indicated, in the manner directed by the Board of Directors (including with respect to any matter not specified above that is properly presented at the Annual Meeting). For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . NEW RESIDENTIAL INVESTMENT CORP. Annual Meeting of Stockholders May 28, 2015 This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) Wesley R. Edens and Michael Nierenberg, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NEW RESIDENTIAL INVESTMENT CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 a.m., Eastern Time, on May 28, 2015, at The Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE SELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side